Exhibit 99.4

News Release

Rambus Updates Second Quarter Guidance

SUNNYVALE, Calif. - June 11, 2014 - Rambus Inc. (NASDAQ:RMBS), the innovative technology solutions company that brings invention to market, today updated its revenue guidance for the second quarter of 2014 to be between $75 million and $77 million, up from the initial range of $69 million to $74 million. There was no change to its guidance of pro forma operating costs and expenses. For the full year 2014, the Company reiterated its revenue guidance to be between $295 million and $305 million.

About Rambus Inc.

Rambus brings invention to market. Our customizable IP cores, architecture licenses, tools, services, and training improve the competitive advantage of our customers’ products while accelerating their time-to-market. Rambus products and innovations capture, secure and move data. For more information, visit rambus.com.

Forward-Looking Statements

Achievement of projected revenue is not without risk and includes numerous assumptions and expectations, including that the Company will sign new customers for both patented innovations and technology solutions. The above statements referring to plans and expectations for the second quarter and the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should” and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors, more fully described in the Company’s periodic reports filed with the Securities and Exchange Commission, could affect the Company’s actual results, and variances from the Company’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date of this press release.

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Contacts:

Carolyn Robinson

Corporate Communications

Rambus Inc.

(408) 462-8717

crobinson@rambus.com

Nicole Noutsios

Investor Relations

Rambus Inc.

(408) 462-8050

nnoutsios@rambus.com